As filed with the Securities and Exchange Commission on October 10, 2014

Registration No. 333-_________

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
      Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

22nd CENTURY GROUP, INC.

(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation or organization)	98-0468420 (I.R.S. Employer Identification No.)

9530 Main Street

Clarence, New York 14031

(716) 270-1523
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
_____________________________________

Joseph Pandolfino

Chief Executive Officer

22nd Century Group, Inc.

9530 Main Street

Clarence, New York 14031

(716) 270-1523

(Name, address, including zip code, and telephone number, including area code, of agent for service)

with a copy to:
John J. Wolfel, Esq.

Michael B. Kirwan, Esq.

Foley & Lardner LLP

One Independent Drive, Suite 1300

Jacksonville, Florida 32202

(904) 359-2000

_____________________________________

Approximate date of commencement of proposed sale to the public: From time to time after this registration statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☒

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be Registered (1)	Proposed maximum offering price per share	Proposed maximum aggregate offering price		Amount of registration fee
Common stock, par value $0.00001 per share	3,871,767	$2.48	$9,601,982.16	(2)	$1,115.75
Common stock underlying Tranche 1A Warrants	1,250,000	$3.36	$4,200,000	(3)	$488.04
Total	5,121,767		$13,801,982.16		$1,603.79

(1)	Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), the number of shares of common stock registered hereby is subject to adjustment to prevent dilution resulting from stock splits, stock dividends or similar transactions. The shares of common stock are being registered for resale by the selling stockholder named in this registration statement.
(2)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act based on the average of the high and low sale prices of the common stock reported on the NYSE MKT on October 8, 2014.
(3)	Represents the higher of: (i) the exercise price of the convertible security and (ii) the offering price of securities of the same class as the common stock underlying the convertible security calculated in accordance with Rule 457(c) under the Securities Act, for the purpose of calculating the registration fee pursuant to 457(g) under the Securities Act.

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. The selling stockholder may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities nor a solicitation of an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Preliminary Prospectus	(Subject to completion, dated October 10, 2014)

Up to 5,121,767 Shares of Common Stock
to be sold by the Selling Stockholder

This prospectus relates to the offer and sale from time to time by the selling stockholder named in this prospectus of up to 5,121,767 shares of our common stock. We will not receive any proceeds from the sale of shares being sold by the selling stockholder. We will, however, receive proceeds on the exercise by the selling stockholder of outstanding warrants for shares of our common stock covered by this prospectus if the warrants are exercised for cash. The selling stockholder may offer the shares for sale directly to purchasers or through dealers or agents to be designated at a future date.

Our common stock is listed on the NYSE MKT under the symbol “XXII.” On October 9, 2014, the closing price of our common stock was $2.44 per share.

Investment in our common stock involves risks. Please read carefully the section entitled “Risk Factors” on page 1 of this prospectus, our most recent Annual Report on Form 10-K and in any applicable prospectus supplement and/or other offering material for a discussion of certain factors which should be considered in an investment of the securities which may be offered hereby.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is ___________________, 2014.

About This Prospectus

Unless the context otherwise requires, in this prospectus, “company,” “we,” “us,” “our” and “ours” refer to 22nd Century Group, Inc. and its subsidiaries on a combined basis.

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or SEC, using a “shelf” registration process. Under this shelf registration process, the selling stockholder may, from time to time, sell the shares of common stock described in this prospectus in one or more offerings. The prospectus supplement and/or other offering material may also add, update or change information contained in this prospectus. You should read this prospectus, any prospectus supplement and any other offering material together with additional information described under the heading “Where You Can Find More Information.”

You should rely only on the information contained or incorporated by reference in this prospectus and in any prospectus supplement or other offering material. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus is not making offers to sell or solicitations to buy shares of our common stock in any jurisdiction in which an offer or solicitation is not authorized or in which the person making that offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make an offer or solicitation. You should not assume that the information in this prospectus, any prospectus supplement or any other offering material, or the information we previously filed with the SEC that we incorporate by reference in this prospectus or any prospectus supplement, is accurate as of any date other than its respective date. Our business, financial condition, results of operations and prospects may have changed since those dates.

“Forward-Looking” Information

The information included or incorporation by reference into this prospectus contains statements that the company believes to be “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include, without limitation, any statement that is not a statement of historical fact, including, without limitation, statements regarding the company’s business strategy and plans and objectives of management for future operations or that may predict, forecast, indicate or imply future results, performance or achievements. The words “estimate,” “project,” “intend,” “forecast,” “anticipate,” “plan,” “planning,” “expect,” “believe,” “will,” “will likely,” “should,” “could,” “would,” “may” or the negative of such words or words or expressions of similar meaning are intended to identify forward-looking statements. These forward-looking statements are not guarantees of future performance, and all such forward-looking statements involve risks and uncertainties, many of which are beyond the company’s ability to control. Actual results may differ materially from those expressed or implied by such forward-looking statements as a result of various factors. We do not undertake, and we disclaim, any obligation to update any forward-looking statements or to announce revisions to any of the forward-looking statements. Certain factors that could cause results to differ materially from those projected in the forward-looking statements, including, among other things:

i

•	Our ability to manage our growth effectively;

•	Our ability to comply with existing and new government regulations;

•	Our ability to retain key personnel;

•	Our ability to enter into additional licensing transactions;

•	Our ability to achieve profitability;

•	The potential for our clinical trials to produce negative or inconclusive results;

•	Our ability to obtain significant revenue for our tobacco products;

•	Our ability to obtain U.S. Food and Drug Administration (“FDA”) clearance for our potentially modified risk tobacco products and FDA approval for our X-22 smoking cessation aid;

•	Our ability to gain market acceptance for our products;

•	Our ability to compete with competitors that may have greater resources than us;

•	The potential for our competitors to develop products that are less expensive, safer or more effective than ours;

•	Negative press from entering the cannabis space;

•	Our dependence on state laws and regulations regarding cannabis;

•	Our ability to generate significant revenue from cannabinoid production while use, possession and interstate distribution of marijuana remains illegal on a federal level in the U.S.;

•	The potential exposure to product liability claims, product recalls and other claims; and

•	Our ability to adequately protect our intellectual property and to avoid infringement on rights of third parties.

ii

22nd Century Group, inc.

We are a plant biotechnology company focused on (i) tobacco harm reduction and smoking cessation products produced from modifying the nicotine content in tobacco plants and (ii) modification of cannabinoid levels and profiles in cannabis through genetic engineering and plant breeding. We exclusively control 129 issued patents in 78 countries and an additional 51 pending patent applications, plus we have co-exclusive rights to another 16 patent applications; of these, we own 25 issued patents plus 27 patent applications. Goodrich Tobacco Company, LLC (“Goodrich Tobacco”), Hercules Pharmaceuticals, LLC (“Hercules Pharmaceuticals”) and Botanical Genetics, LLC (“Botanical Genetics”) are subsidiaries of 22nd Century Ltd. Goodrich Tobacco is focused on commercial tobacco products and potentially reduced-risk or modified risk tobacco products. Hercules Pharmaceuticals is focused on X-22, a prescription smoking cessation aid in development. On September 15, 2014, Botanical Genetics acquired rights to patent applications related to four (4) genes required for cannabinoid production in the cannabis plant.

We are a Nevada corporation and our corporate headquarters is located at 9530 Main Street, Clarence, New York 14031. Our telephone number is (716) 270-1523. Our Internet website address is www.xxiicentury.com. We do not incorporate the information on our website into this prospectus, and you should not consider it part of this prospectus.

Use of Proceeds

We will not receive any proceeds from the sale of shares being sold by the selling stockholder. We will, however, receive proceeds on the exercise by the selling stockholder of outstanding warrants for shares of our common stock covered by this prospectus if the warrants are exercised for cash. See “Description of Capital Stock - Warrants and Convertible Notes – Issuance of Tranche 1A, 1B, 2 and 3 Warrants” for a description of the Tranche 1A Warrants, which Tranche 1A Warrants are exercisable for shares of our common stock covered by this prospectus.

Risk Factors

Investing in our common stock involves a high degree of risk. You should carefully consider the specific risks described below as well as the risks described in our annual report on Form 10-K for the year ended December 31, 2013 and any subsequently filed quarterly reports on Form 10-Q before making an investment decision. Any of the risks we describe below or in the information incorporated herein by reference could cause our business, financial condition, or operating results to suffer. You could lose all or part of your investment. Additional risks and uncertainties not currently known to us or that we currently deem to be immaterial also may materially adversely affect our business, financial condition, or operating results. Some of the statements in this section of the prospectus are forward-looking statements. For more information about forward-looking statements, please see the section of this prospectus entitled “About This Prospectus - Forward-Looking Information.”

Negative press from entering the cannabis space could have a material adverse effect on our business, financial condition and results of operations.

Despite growing support for the cannabis industry and legalization of cannabis in certain U.S. states, many individuals and businesses remain opposed to the cannabis industry. Any negative press resulting from our recent entry into the cannabis space could result in a loss of current or future business. It could also adversely affect the public’s perception of us and lead to reluctance by new parties to do business with us. We cannot assure you that additional business partners, including but not limited to financial institutions and customers, will not attempt to end or curtail their relationships with us. Any such negative press or cessation of business could have a material adverse effect on our business, financial condition and results of operations.

Any business related cannabinoid production is dependent on laws pertaining to the cannabis industry.

As of September 30, 2014, 23 states and the District of Columbia allow its citizens to use medical marijuana. Additionally, the states of Colorado and Washington have legalized cannabis for adult use. The state laws are in conflict with the federal Controlled Substances Act, or CSA, which makes marijuana use, possession and interstate distribution illegal on a federal level.

1

We do not currently conduct any activities related to cannabis in the United States. Our research facilities for cannabis are located exclusively in Canada. In Canada, licenses to cultivate, possess and supply cannabis for medical research are granted by agencies of the federal government in Canada. In order to carry out research in other countries, similar licenses are required to be issued by the relevant authority in each country.

Local, state federal and international medical marijuana laws and regulations are broad in scope and subject to evolving interpretations, which could require us to incur substantial costs associated with compliance requirements. In addition, violations of these laws, or allegations of such violations, could disrupt our business and result in a material adverse effect on our operations. In addition, it is possible that regulations may be enacted in the future that will be directly applicable to our proposed business regarding cannabinoid production. We cannot predict the nature of any future laws, regulations, interpretations or applications, nor can we determine what effect additional governmental regulations or administrative policies and procedures, when and if promulgated, could have on our proposed business.

Description of Capital Stock

Our authorized capital stock consists of 300,000,000 shares of common stock, $0.00001 par value per share, and 10,000,000 shares of preferred stock, $0.00001 par value per share. As of October 1, 2014, 64,325,042 shares of common stock were issued and outstanding and no shares of preferred stock were issued and outstanding.

The following summary of certain provisions of our capital stock does not purport to be complete and is subject to and is qualified in its entirety by our amended and restated articles of incorporation, amended and restated bylaws, warrants and notes referred to below. This description is only a summary. For more detailed information, you should refer to the exhibits to the registration statement of which this prospectus is a part and incorporated by reference into this prospectus. See “Where You Can Find More Information.”

Common Stock

Our common stock is traded on the NYSE MKT under the symbol “XXII.” Holders of our common stock are entitled to one vote for each share held on all matters submitted to a vote of stockholders and do not have cumulative voting rights. Holders of common stock are entitled to receive ratably such dividends, if any, as may be declared by the board of directors out of funds legally available therefore, subject to a preferential dividend right of outstanding preferred stock. Upon the liquidation, dissolution or our winding up, the holders of common stock are entitled to receive ratably our net assets available after the payment of all debts and other liabilities and subject to the prior rights of any outstanding preferred stock. The rights, preferences and privileges of holders of common stock are subject to, and may be adversely affected by the rights of the holders any series of preferred stock that we may designate and issue in the future.

Private Placement of Common Stock and Registration Rights

On September 17, 2014, we entered into a Securities Purchase Agreement (the “Securities Purchase Agreement”) with Crede CG III, Ltd. pursuant to which we issued and sold to Crede CG III, Ltd. 3,871,767 shares of common stock at an offering price of $2.5828 per share, which was the volume weighted average price for the common stock on the NYSE MKT during normal trading hours for the three trading days of September 10, 11 and 12, 2014. We also agreed to pay a fee of $430,000 to Chardan Capital Markets, LLC, the exclusive placement agent in the transaction.

The Securities Purchase Agreement contains customary representations, warranties and covenants. In addition, if we issue equity or equity-linked securities on or before December 31, 2014 for an effective per share price less than the per share purchase price for the shares of common stock sold pursuant to the Securities Purchase Agreement, then we will be required to issue to Crede CG III, Ltd. a number of additional shares of common stock such that Crede CG III, Ltd.’s cost of common stock would equal such lower price.

In connection with the entry into the Securities Purchase Agreement, we entered into a Registration Rights Agreement (the “Registration Rights Agreement”) requiring us to register the resale of the shares of common stock issued pursuant to the Securities Purchase Agreement. In addition, we also agreed to register the resale of 1,250,000 shares of common stock issuable upon exercise or exchange of the Tranche 1A Warrants. The offering of such shares is pursuant to this prospectus. The Registration Rights Agreement provides customary penalties for the benefit of Crede CG III, Ltd. in the event the Registration Statement, of which this prospectus is a part, is not timely filed and declared effective by the Securities and Exchange Commission. We agreed to keep the prospectus effective until the earlier of (i) the date on which the shares may be sold without registration and without regard to any volume or manner-of-sale limitations by reason of Rule 144 and without the need for current public information required by Rule 144(c)(1) or (ii) all of the shares have been sold.

2

Preferred Stock

Under the terms of our amended and restated articles of incorporation, the board of directors is authorized, subject to any limitations prescribed by law, without stockholder approval, to issue such shares of preferred stock in one or more series. Each such series of preferred stock shall have such rights, preferences, privileges and restrictions, including voting rights, dividend rights, conversion rights, redemption privileges and liquidation preferences, as shall be determined by the board of directors.

The purpose of authorizing the board of directors to issue preferred stock and determine its rights and preferences is to eliminate delays associated with a stockholder vote on specific issuances. The issuance of preferred stock, while providing desirable flexibility in connection with possible acquisitions and other corporate purposes, could have the effect of making it more difficult for a third party to acquire, or of discouraging a third party from acquiring, a majority of our outstanding voting stock. We have no present plans to issue any additional shares of preferred stock.

The effects of issuing preferred stock could include one or more of the following:

•	decreasing the amount of earnings and assets available for distribution to holders of common stock;

•	restricting dividends on the common stock;

•	diluting the voting power of the common stock;

•	impairing the liquidation rights of the common stock; or

•	delaying, deferring or preventing changes in our control or management.

As of the date of this prospectus, there were no shares of preferred stock outstanding.

Stock Options and Restricted Stock

As of October 1, 2014, we had outstanding options to purchase a total of 890,000 shares of common stock at a weighted average exercise price of $1.38 per share. As of October 1, 2014, options to purchase 640,000 shares are vested.

As of October 1, 2014, we had outstanding 1,221,000 shares of restricted common stock subject to vesting conditions.

Warrants and Convertible Notes

Warrants Issued in Connection with our January 25, 2011 Private Placement Offering

Investor Warrants. We issued five-year warrants to purchase shares of our common stock in exchange for the warrants contained in the securities purchased by investors in our January 25, 2011 private placement offering. These warrants may be exercised on a cashless basis in certain circumstances. The exercise price and number of shares of our common stock issuable upon exercise of the warrants may be adjusted in certain circumstances, including in the event of a stock dividend, or our recapitalization, reorganization, merger or consolidation. Certain of these warrants also provide holders with weighted-average anti-dilution price protection. No fractional shares will be issued upon exercise of these warrants. If, upon exercise of these warrants, a holder would be entitled to receive a fractional interest in a share, we may, in our discretion, upon exercise, round up to the nearest whole number of shares of our common stock to be issued to the warrant holder or otherwise equitably adjust the exercise and exercise price per share. Of the warrants described above, as of October 1, 2014, warrants to purchase 353,624 shares of our common stock were outstanding and consisted of 280,465 shares purchasable with an exercise price of $1.2672 per share, 62,329 shares purchasable with an exercise price of $1.2018 per share, and 10,830 shares purchasable with an exercise price of $1.1718. All of the warrants to purchase 353,624 shares of our common stock have been amended to remove the weighted-average anti-dilution provisions.

3

Century Warrants. We issued five-year warrants to purchase shares of our common stock in exchange for the warrants held by the members of 22nd Century Limited LLC prior to the consummation of the January 25, 2011 private placement offering. These warrants may be exercised on a cashless basis in certain circumstances. The exercise price and number of shares of our common stock issuable upon exercise of the warrants may be adjusted in certain circumstances, including in the event of a stock dividend, or our recapitalization, reorganization, merger or consolidation. These warrants also provide holders with weighted-average anti-dilution price protection. No fractional shares will be issued upon exercise of these warrants. If, upon exercise of these warrants, a holder would be entitled to receive a fractional interest in a share, we may, in our discretion, upon exercise, round up to the nearest whole number of shares of our common stock to be issued to the warrant holder or otherwise equitably adjust the exercise and exercise price per share. Of the warrants described above, as of October 1, 2014, warrants to purchase 6,534,486 shares of our common stock were outstanding consisting of 3,062,665 shares purchasable with an exercise price of $1.96 per share, 653,870 shares purchasable with an exercise price of $2.00 per share, and 2,817,951 shares purchasable with an exercise price of $2.2029 per share. All of the warrants to purchase 6,534,486 shares of our common stock have been amended to remove the weighted-average anti-dilution provisions.

Conversion Warrants. We issued five-year warrants to purchase shares of our common stock in exchange for the warrants issued to the placement agent and sub-placement agent in the January 25, 2011 private placement offering. These warrants contain a cashless exercise provision. The exercise price and number of shares of our common stock issuable upon exercise of the warrants may be adjusted in certain circumstances, including in the event of a stock dividend, or our recapitalization, reorganization, merger or consolidation. These warrants also provide holders with weighted-average anti-dilution price protection. No fractional shares will be issued upon exercise of these warrants. If, upon exercise of these warrants, a holder would be entitled to receive a fractional interest in a share, we may, in our discretion, upon exercise, round up to the nearest whole number of shares of our common stock to be issued to the warrant holder or otherwise equitably adjust the exercise and exercise price per share. Of the warrants described above, as of October 1, 2014, warrants to purchase an aggregate of 49,677 shares of our common stock were outstanding and consisted of 12,500 purchasable with an exercise price of $1.2672 per share and 37,177 shares purchasable with an exercise price of $1.2018 per share. Of the 49,677 warrants to purchase shares of our common stock, 12,500 shares purchasable under these warrants have been amended to remove the weighted-average anti-dilution provisions.

Convertible Notes Issued in December 2011 and Related Warrants

On December 14, 2011, we entered into an agreement with certain accredited investors, whereby such investors acquired approximately $1.9 million of convertible promissory notes of the Company (the “Convertible Notes”).

All of the Convertible Notes were converted or paid off in full subsequent to December 31, 2012 in transactions that resulted in the issuance of warrants to the note holders to purchase an aggregate amount of 2,662,769 shares of our common stock at an exercise price of $1.50 per share. These warrants issued upon conversion of the Convertible Notes have a term of five years and are exercisable at any time on or before the fifth anniversary of the issue date of the warrants. The warrants may be exercised on a cashless basis. The exercise price and number of shares of our common stock issuable upon exercise of these warrants may be adjusted in certain circumstances, including in the event of a stock dividend, or our recapitalization, reorganization, merger or consolidation. Of the warrants described above, as of October 1, 2014, warrants to purchase an aggregate of 974,945 shares of our common stock were outstanding and consisted of 802,215 shares purchasable with an exercise price of $1.3816 per share and 172,730 shares purchasable with an exercise price of $1.1984 per share. All of the warrants to purchase 974,945 shares of our common stock have been amended to remove the weighted average anti-dilution provision.

4

In connection with the issuance of preferred shares in January 2013, all of which were subsequently converted into shares of common stock, the note holders entered into a lock-up agreement with the Company which limited their ability to sell any of the shares received as a result of the conversion of the notes and received additional warrants (five year term at $1.50 exercise price) to purchase 219,909 shares of common stock.

Warrants Issued in 2012

On May 15, 2012, we entered into an agreement with certain accredited investors, whereby the investors acquired warrants with a 5-year term to purchase up to 1,710,833 shares of our common stock at an exercise price of $1.00 per share. The exercise price and number of shares of our common stock issuable upon exercise of the warrants may be adjusted in certain circumstances, including in the event of a stock dividend, or our recapitalization, reorganization, merger or consolidation. These warrants also provided holders with weighted-average anti-dilution price protection. No fractional shares will be issued upon exercise of these warrants. Of the warrants described above, as of October 1, 2014, warrants to purchase an aggregate of 401,700 shares of common stock are outstanding with an exercise price of $0.60 per share. All of the warrants to purchase 401,700 shares of our common stock have been amended to remove the weighted average anti-dilution provision.

On November 9, 2012, we entered into an agreement with certain accredited investors, whereby the investors acquired warrants with a 5-year term to purchase up to 1,619,000 shares of our common stock at an exercise price of $1.00 per share. The exercise price and number of shares of our common stock issuable upon exercise of the warrants may be adjusted in certain circumstances, including in the event of a stock dividend, or our recapitalization, reorganization, merger or consolidation. These warrants also provide holders with anti-dilution price protection. No fractional shares will be issued upon exercise of these warrants. Of the warrants described above, as of October 1, 2014, warrants to purchase an aggregate of 925,100 shares of common stock are outstanding with an exercise price of $0.60 per share. All of the warrants to purchase 925,100 shares of our common stock have been amended to remove the weighted average anti-dilution provision.

Convertible Notes Issued in August 2012

On August 9, 2012, we completed a private placement of $222,600 of convertible notes, which were sold at a 6% discount. We received proceeds of $210,000. All of the Convertible Notes were converted in August 2013 in transactions that resulted in the issuance of warrants to the note holders to purchase an aggregate amount of 371,000 shares of our common stock at an exercise price of $1.00 per share. These warrants issued upon conversion of the Convertible Notes have a term of five years and are exercisable at any time on or before the fifth anniversary of the issue date of the warrants. The warrants may be exercised on a cashless basis. The exercise price and number of shares of our common stock issuable upon exercise of these warrants may be adjusted in certain circumstances, including in the event of a stock dividend, or our recapitalization, reorganization, merger or consolidation. These warrants also provide holders with weighted-average anti-dilution price protection. As of October 1, 2014, warrants to purchase an aggregate of 184,876 shares of common stock are outstanding and consist of 92,632 shares purchasable with an exercise price of $0.9520 and 92,244 shares purchasable with an exercise price of $0.9060 per share. Of the 184,876 warrants to purchase shares of our common stock, 92,244 shares purchasable under these warrants have been amended to remove the weighted-average anti-dilution provisions.

Issuance of Tranche 1A, 1B, 2 and 3 Warrants

In connection with the entry into a consulting agreement, we issued 1,250,000 Tranche 1A Warrants (the “Tranche 1A Warrants”), 1,000,000 Tranche 1B Warrants (the “Tranche 1B Warrants”), 1,000,000 Tranche 2 Warrants (the “Tranche 2 Warrants”) and 1,000,000 Tranche 3 Warrants (the “Tranche 3 Warrants” and together with the Tranche 1A, 1B and 2 Warrants, collectively the “Warrants”) to Crede CG III, Ltd.

The Tranche 1A Warrants have an exercise price equal to $3.36 per share. The Tranche 1B Warrants have an exercise price equal to $2.5951 per share. The Tranche 1A Warrants and the Tranche 1B Warrants each have a term of two years and are exercisable at any time. The Tranche 2 Warrants and Tranche 3 Warrants each have an exercise price equal to $3.3736 per share and only vest and become exercisable upon certain sales milestones being met, as described below. In certain instances, the Warrants may be exercised on a cashless basis by the holder. Holders of the Warrants may exercise their warrants to purchase shares of common stock on or before the termination date of the applicable Warrant by delivering to us an exercise notice, appropriately completed and duly signed, and payment of the exercise price for the number of shares for which the warrant is being exercised in cash.

5

The Tranche 2 Warrants have a term of five years and vest and become exercisable only if 22nd Century Asia Ltd., our subsidiary, achieves revenues of at least $15 million in either of the two twelve month periods beginning on the Commencement Date (as defined therein) or revenues of at least $90 million during either of the two twelve month periods beginning on the first anniversary of the Commencement Date, and in each instance we must be cash flow positive from our investment in 22nd Century Asia.

The Tranche 3 Warrants have a term of five years and vest only if 22nd Century Asia achieves revenues of at least $45 million in either of the two twelve month periods beginning on the one-year anniversary of the Commencement Date (as defined therein) or revenues of at least $27 million during either of the two twelve month periods beginning on the Commencement Date and the first anniversary of the Commencement Date, and in each instance we must be cash flow positive from our investment in 22nd Century Asia.

In addition to the traditional cashless exercise provision, the Tranche 1A Warrants, but not the Tranche 1B Warrants, Tranche 2 Warrants or Tranche 3 Warrants, provide that the Tranche 1A Warrants may be exercised on a cashless basis by exchanging such warrants for shares of common stock using a negotiated Black-Scholes formula beginning on the day that is sixty one days after September 17, 2014 provided that all conditions for such exchange are satisfied. The negotiated Black-Scholes value is defined as the value of an option for the number of shares equal to the portion of the Tranche 1A Warrant being exchanged at the applicable exchange date as such value is determined calculated using the Black Scholes Option Pricing Model obtained from the “OV” function on Bloomberg utilizing (i) an underlying price per share equal to the closing sale price of the common stock as of the date of issuance of the warrant, (ii) a risk-free interest rate corresponding to the U.S. Treasury rate for a period equal to the remaining term of the warrant as of such exchange date, (iii) a strike price equal to the exercise price in effect at the time of the applicable exchange, (iv) an expected volatility equal to 135% and (v) an assumed period of five years remaining in the term of the warrant (regardless of the actual remaining term of the warrant). The total number of shares issuable under this exchange provision is limited as provided in the Tranche 1A Warrants.

We may force the holder to exercise the Tranche 1A Warrants for cash in the event the following are satisfied: (i) the trading volume in our common stock over twenty consecutive days is equal or greater than an aggregate of Ten Million shares, (ii) a registration statement covering the shares of common stock issuable upon exercise of the Tranche 1A Warrants is effective and (iii) the trading price of the common stock on the date prior to delivery of the notice to the holder is equal or greater than 125% of the exercise price of the warrant.

The Warrants do not confer upon holders any voting or other rights as stockholders. Each of the Warrants contains a limitation that the holder may not exercise or exchange the Warrant if such exercise or exchange will cause the holder to acquire beneficial ownership of more than 9.99% of our outstanding shares of common stock

Anti-Takeover Provisions Under Nevada Law

Combinations with Interested Stockholder. Sections 78.411-78.444, inclusive, of the Nevada Revised Statutes (NRS) contain provisions governing combinations with an interested stockholder. For purposes of the NRS, “combinations” include: (i) any merger or consolidation with any interested stockholder, (ii) any sale, lease, exchange, mortgage, pledge, transfer or other disposition to any interested stockholder of corporate assets with an aggregate market value equal to 5% or more of the aggregate market value of the corporation's consolidated assets, 5% or more of the outstanding shares of the corporation or 10% or more of the earning power or net income of the corporation; (iii) the issuance to any interested stockholder of voting shares (except pursuant to a share dividend or similar proportionate distribution) with an aggregate market value equal to 5% or more of the aggregate market value of all the outstanding shares of the corporation, (iv) the dissolution of the corporation if proposed by or on behalf of any interested stockholder, (v) any reclassification of securities, recapitalization or corporate reorganization that will have the effect of increasing the proportionate share of the corporation's outstanding voting shares held by any interested stockholder and (vi) any receipt by the interested stockholder of the benefit (except proportionately as a stockholder) of any loan, advance, guarantee, pledge or other financial assistance. For purposes of the NRS, an “interested stockholder” is defined to include any beneficial owner of more than 10% of any class of the voting securities of a Nevada corporation and any person who is an affiliate or associate of the corporation and was at any time during the preceding three years the beneficial owner or more than 10% of any class of the voting securities of the Nevada corporation.

6

Subject to certain exceptions, the provisions of the NRS statute governing combinations with interested stockholders provide that a Nevada corporation may not engage in a combination with an interested stockholder for two years after the date that the person first became an interested stockholder unless the combination or the transaction by which the person first became an interested stockholder is approved by the board of directors before the person first became an interested stockholder.

Control Share Acquisitions. The NRS also contains a “control share acquisitions statute.” If applicable to a Nevada corporation, this statute restricts the voting rights of certain stockholders referred to as “acquiring persons” that acquire or offer to acquire ownership of a “controlling interest” in the outstanding voting stock of an “issuing corporation.” For purposes of these provisions a “controlling interest” means with certain exceptions the ownership of outstanding voting stock sufficient to enable the acquiring person to exercise one-fifth or more but less than one-third, one-third or more but less than a majority, or a majority or more of all voting power in the election of directors and “issuing corporation” means a Nevada corporation that has 200 or more stockholders of record, at least 100 of whom have addresses in Nevada appearing on the stock ledger of the corporation, and which does business in Nevada directly or through an affiliated corporation. The voting rights of an acquiring person in the affected shares will be restored only if such restoration is approved by the holders of a majority of the voting power of the corporation (excluding the shares held by the acquiring person). The NRS allows a corporation to “opt-out” of the control share acquisitions statute by providing in such corporation's articles of incorporation or bylaws that the control share acquisitions statute does not apply to the corporation or to an acquisition of a controlling interest specifically by types of existing or future stockholders, whether or not identified. We have not opted-out of the control share acquisitions statute.

Liability and Indemnification of Directors and Officers

NRS Sections 78.7502 and 78.751 provide us with the power to indemnify any of our directors and officers. The director and officer must have conducted himself or herself in good faith and reasonably believe that his or her conduct was in, or not opposed to, our best interests. In a criminal action, the director, officer, employee, or agent must not have had reasonable cause to believe that his or her conduct was unlawful.

Under NRS Section 78.751, advances for expenses may be made by agreement if the director or officer affirms in writing that he or she believes that he or she has met the statutory standards and will personally repay the expenses if it is determined that such officer or director did not meet the statutory standards.

Our amended and restated articles of incorporation provide that we shall indemnify directors and officers to the fullest extent permitted by the NRS. Our amended and restated articles of incorporation also provide a limitation of liability such that no director or officer shall be personally liable to us or any of our stockholders to the fullest extent permitted by the NRS.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of ours under Nevada law or otherwise, we have been advised the opinion of the SEC is that such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event a claim for indemnification against such liabilities (other than payment by us for expenses incurred or paid by a director, officer or controlling person of ours in successful defense of any action, suit, or proceeding) is asserted by a director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction, the question of whether such indemnification by it is against public policy in the Securities Act and will be governed by the final adjudication of such issue.

7

NYSE MKT Listing

Our common stock is listed on the NYSE MKT under the symbol “XXII.”

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Continental Stock Transfer & Trust Company, 17 Battery Place, 8th Floor, New York, NY 10004.

8

Selling Stockholder

The shares of common stock being offered by the selling stockholder include those issuable to the selling stockholder upon exercise or exchange of the Tranche 1A Warrants. For additional information regarding the issuance of the common stock and Warrants, see “Description of Capital Stock – Common Stock - Private Placement of Common Stock and Registration Rights” and “Description of Capital Stock – Warrants and Convertible Notes - Issuance of Tranche 1A, 1B, 2 and 3 Warrants” above, respectively. We are registering the shares of common stock in order to permit the selling stockholder to offer the shares for resale from time to time.

The table below lists the selling stockholder and other information regarding the beneficial ownership (as determined under Section 13(d) of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder) of the shares of common stock held by the selling stockholder. The second column lists the number of shares of common stock beneficially owned by the selling stockholder, based on ownership of shares of common stock and warrants, as of October 1, 2014, assuming exercise or exchange of the warrants held by the selling stockholder on that date but taking account of any limitations on exercise or exchange set forth therein.

The third column lists the shares of common stock being offered by this prospectus by the selling stockholder and does not take into account any limitations on the exercise or exchange of the warrants set forth therein.

In accordance with the terms of the Registration Rights Agreement, this prospectus generally covers the resale the sum of (i) 3,871,767 shares issued pursuant to the Securities Purchase Agreement and (ii) 1,250,000 shares of common stock issuable pursuant to the Tranche 1A Warrant.

Under the terms of the Warrants, the selling stockholder may not exercise or exchange the Warrants to the extent (but only to the extent) the selling stockholder or any of its affiliates would beneficially own a number of shares of our common stock which would exceed 9.9%. The number of shares in the second column reflects these limitations. The selling stockholder may sell all, some or none of its shares in this offering. See “Plan of Distribution.”

Name of Selling Stockholder	Number of Shares of Common Stock Owned Prior to Offering(2)	Maximum Number of Shares of Common Stock to be Sold Pursuant to this Prospectus	Number of Shares of Common Stock Owned After Offering(3)
Crede CG III, Ltd.(1)	8,561,005	5,121,767	3,439,238

(1)  The sole stockholder of Crede CG III, Ltd. is Crede Capital Group, LLC. Acuitas Financial Group, LLC holds all of the membership interests of Crede Capital Group, LLC and Terren Peizer holds all of the membership interests of Acuitas Financial Group, LLC. Voting and dispositive power with respect to the shares held by Crede CG III, Ltd. is exercised by Terren Peizer, the sole and Managing Member of Acuitas Financial Group, LLC, Crede Capital Group, LLC and Managing Director of Crede CG III, Ltd., who acts as investment advisor to these entities. Terren Peizer, Acuitas Financial Group, LLC and Crede Capital Group, LLC disclaim beneficial ownership with respect to the shares held by Crede CG III, Ltd.

(2) Includes 2,250,000 shares of common stock underlying the Tranche 1A and 1B Warrants and excludes 2,000,000 shares of common stock underlying the Tranche 2 and 3 Warrants, which are subject to vesting requirements.  See “Description of Capital Stock – Warrants and Convertible Notes – Issuance of Tranche 1A, 1B, 2 and 3 Warrants.”  Under the terms of the Tranche 1A, 1B, 2 and 3 Warrants, the selling stockholder may not exercise or exchange the warrants to the extent the selling stockholder or its affiliates would beneficially own in excess of 9.9% of our outstanding common stock.

(3) Includes 1,000,000 shares of common stock underlying the Tranche 1B Warrants and excludes 2,000,000 shares of common stock underlying the Tranche 2 and 3 Warrants, which are subject to vesting requirements.

9

Plan of Distribution

We are registering the shares of common stock, including shares of common stock issuable upon exercise or exchange of the Tranche 1A Warrants to permit the resale of these shares of common stock by the holder of the common stock and warrants from time to time after the date of this prospectus. We will not receive any of the proceeds from the sale by the selling stockholder of the shares of common stock. We will, however, receive proceeds on the exercise by the selling stockholder of outstanding warrants for shares of our common stock covered by this prospectus if the warrants are exercised for cash. We will bear all fees and expenses incident to our obligation to register the shares of common stock.

The selling stockholder may sell all or a portion of the shares of common stock held and offered hereby from time to time directly or through one or more underwriters, broker-dealers or agents. If the shares of common stock are sold through underwriters or broker-dealers, the selling stockholder will be responsible for underwriting discounts or commissions or agent’s commissions. The shares of common stock may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale or at negotiated prices. These sales may be effected in transactions, which may involve crosses or block transactions, pursuant to one or more of the following methods:

•	on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale;

•	in the over-the-counter market;

•	in transactions otherwise than on these exchanges or systems or in the over-the-counter market;

•	through the writing or settlement of options, whether such options are listed on an options exchange or otherwise;

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	short sales made after the date the Registration Statement is declared effective by the SEC;

•	broker dealers may agree with a selling stockholder to sell a specified number of such shares at a stipulated price per share;

•	a combination of any such methods of sale;

•	any other method permitted pursuant to applicable law.

The selling stockholder may also sell shares of common stock under Rule 144 promulgated under the Securities Act of 1933, as amended, if available, rather than under this prospectus. In addition, the selling stockholder may transfer the shares of common stock by other means not described in this prospectus. If the selling stockholder effects such transactions by selling shares of common stock to or through underwriters, broker-dealers or agents, such underwriters, broker-dealers or agents may receive commissions in the form of discounts, concessions or commissions from the selling stockholder or commissions from purchasers of the shares of common stock for whom they may act as agent or to whom they may sell as principal (which discounts, concessions or commissions as to particular underwriters, broker-dealers or agents may be in excess of those customary in the types of transactions involved). The selling stockholder may also loan or pledge shares of common stock to broker-dealers that in turn may sell such shares.

10

The selling stockholder may pledge or grant a security interest in some or all of the warrants or shares of common stock owned and, if it defaults in the performance of its secured obligations, the pledgees or secured parties may offer and sell the shares of common stock from time to time pursuant to this prospectus or any amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending, if necessary, the list of selling stockholders to include the pledgee, transferee or other successors in interest as a selling stockholder under this prospectus. The selling stockholder also may transfer and donate the shares of common stock in other circumstances in which case the transferees, donees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

To the extent required by the Securities Act and the rules and regulations thereunder, the selling stockholder and any broker-dealer participating in the distribution of the shares of common stock may be deemed to be “underwriters” within the meaning of the Securities Act, and any commission paid, or any discounts or concessions allowed to, any such broker-dealer may be deemed to be underwriting commissions or discounts under the Securities Act. At the time a particular offering of the shares of common stock is made, a prospectus supplement, if required, will be distributed, which will set forth the aggregate amount of shares of common stock being offered and the terms of the offering, including the name or names of any broker-dealers or agents, any discounts, commissions and other terms constituting compensation from the selling stockholder and any discounts, commissions or concessions allowed or re-allowed or paid to broker-dealers. In no event shall any broker-dealer receive fees, commissions and markups which, in the aggregate, would exceed eight percent (8%).

Under the securities laws of some states, the shares of common stock may be sold in such states only through registered or licensed brokers or dealers. In addition, in some states the shares of common stock may not be sold unless such shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

There can be no assurance that the selling stockholder will sell any or all of the shares of common stock registered pursuant to the registration statement, of which this prospectus forms a part.

The selling stockholder and any other person participating in such distribution will be subject to applicable provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder, including, without limitation, to the extent applicable, Regulation M of the Exchange Act, which may limit the timing of purchases and sales of any of the shares of common stock by the selling stockholder and any other participating person. To the extent applicable, Regulation M may also restrict the ability of any person engaged in the distribution of the shares of common stock to engage in market-making activities with respect to the shares of common stock. All of the foregoing may affect the marketability of the shares of common stock and the ability of any person or entity to engage in market-making activities with respect to the shares of common stock.

We will pay all expenses of the registration of the shares of common stock pursuant to the Registration Rights Agreement, estimated to be $46,000 in total, including, without limitation, Securities and Exchange Commission filing fees and expenses of compliance with state securities or “blue sky” laws; provided, however, the selling stockholder will pay all underwriting discounts and selling commissions, if any. We will indemnify the selling stockholder against liabilities, including some liabilities under the Securities Act in accordance with the registration rights agreements or the selling stockholder will be entitled to contribution. We may be indemnified by the selling stockholder against civil liabilities, including liabilities under the Securities Act that may arise from any written information furnished to us by the selling stockholder specifically for use in this prospectus, in accordance with the related registration rights agreements or we may be entitled to contribution.

11

We agreed to keep this prospectus effective until the earlier of (i) the date on which the shares may be resold by the selling stockholder without registration and without regard to any volume or manner-of-sale limitations by reason of Rule 144 and without the need for current public information required by Rule 144(c)(1) or (ii) all of the shares have been sold pursuant to this prospectus or Rule 144 under the Securities Act or any other rule of similar effect. The shares will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the shares of common stock covered hereby may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Once sold under the registration statement, of which this prospectus forms a part, the shares of common stock will be freely tradable in the hands of persons other than our affiliates.

12

Legal Matters

The validity of the securities offered by this prospectus will be passed upon for us by Foley & Lardner LLP. As of October 8, 2014, Foley & Lardner, LLP owns 1,000,000 shares of common stock of the Company. The validity of the securities offered by this prospectus will be passed upon for any underwriters or agents by counsel named in the applicable prospectus supplement.

Experts

The consolidated financial statements of 22nd Century Group, Inc. as of December 31, 2013 and 2012, and for the years then ended, have been incorporated by reference herein in reliance upon the report of Freed Maxick CPAs, P.C., independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing. To the extent that Freed Maxick CPAs, P.C. audits and reports on consolidated financial statements of 22nd Century Group, Inc. at future dates and consents to the use of their reports thereon, such consolidated financial statements also will be incorporated by reference in the registration statement in reliance upon their reports and said authority.

Where You Can Find More Information

We file annual, quarterly and current reports, proxy statements and other information with the SEC. We also filed a registration statement on Form S-3, including exhibits, under the Securities Act of 1933, as amended, or the Securities Act, with respect to the securities offered by this prospectus. This prospectus is a part of the registration statement, but does not contain all of the information included in the registration statement or the exhibits. You may read and copy the registration statement and any other document that we file at the SEC’s public reference room at 100 F Street, N.E., Washington D.C. 20549. You can call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference room. You can also find our public filings with the SEC on the internet at a web site maintained by the SEC located at www.sec.gov.

Incorporation of Certain Documents by Reference

We are “incorporating by reference” specified documents that we file with the SEC, which means:

•	incorporated documents are considered part of this prospectus;

•	we are disclosing important information to you by referring you to those documents; and

•	information we file with the SEC will automatically update and supersede information contained in this prospectus.

We incorporate by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (i) after the date of the registration statement on Form S-3 filed under the Securities Act with respect to securities offered by this prospectus and prior to the effectiveness of such registration statement and (ii) after the date of this prospectus and before the end of the offering of the securities pursuant to this prospectus:

•	our Annual Report on Form 10-K for the year ended December 31, 2013;

•	our Quarterly Reports on Form 10-Q for the periods ended March 31, 2014 and June 30, 2014;

•	our Definitive Proxy Statement on Schedule 14A filed March 4, 2014;

13

•	our Current Reports on Form 8-K filed on April 14, 2014, May 14, 2014, May 19, 2014, July 31, 2014, September 4, 2014 (excluding Item 7.01 and the exhibit thereto), September 18, 2014 (excluding Item 7.01 and the exhibit related thereto) and September 30, 2014; and

•	the description of our common stock contained in or incorporated into our Registration Statement on Form 8-A, filed March 6, 2014, and any amendment or report updating that description.

Information in this prospectus supersedes related information in the documents listed above, and information in subsequently filed documents supersedes related information in both this prospectus and the incorporated documents.

We will promptly provide, without charge to you, upon written or oral request, a copy of any or all of the documents incorporated by reference in this prospectus, other than exhibits to those documents, unless the exhibits are specifically incorporated by reference in those documents. Requests should be directed to:

22nd Century Group, Inc.

9530 Main Street

Clarence, New York 14031

(716) 270-1523

You can also find these filings on our website at www.xxiicentury.com. We are not incorporating the information on our website other than these filings into this prospectus.

14

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The aggregate estimated expenses, other than underwriting discounts and commissions, in connection with the sale of the securities being registered hereby are currently anticipated to be as follows (all amounts are estimated except the Securities and Exchange Commission registration fee). All expenses of the offering will be paid by 22nd Century Group, Inc.

Amount
Securities and Exchange Commission registration fee	$1,604
Legal fees and expenses	40,000
Accounting fees and expenses	3,000
Miscellaneous expenses	1,396
Total	$46,000

Item 15. Indemnification of Directors and Officers.

Nevada Revised Statutes (NRS) Sections 78.7502 and 78.751 provide us with the power to indemnify any of our directors, officers, employees and agents. The person entitled to indemnification must have conducted himself in good faith, and must reasonably believe that his conduct was in, or not opposed to, our best interests. In a criminal action, the director, officer, employee or agent must not have had reasonable cause to believe that his conduct was unlawful.

Under NRS Section 78.751, advances for expenses may be made by agreement if the director or officer affirms in writing that he has met the standards for indemnification and will personally repay the expenses if it is determined that such officer or director did not meet those standards.

Our amended and restated bylaws include an indemnification provision under which we have the power to indemnify, to the extent permitted under Nevada law, our current and former directors and officers, or any person who serves or served at our request for our benefit as a director or officer of another corporation or our representative in a partnership, joint venture, trust or other enterprise, against all expenses, liability and loss reasonably incurred by reason of being or having been a director, officer or representative of ours or any of our subsidiaries. We may make advances for expenses upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he, she or it is not entitled to be indemnified by us.

Our amended and restated articles of incorporation provide that we shall indemnify directors and officers to the fullest extent permitted by the NRS. Our amended and restated articles of incorporation also provide a limitation of liability such that no director or officer shall be personally liable to us or any of our stockholders to the fullest extent permitted by the NRS.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of ours under Nevada law or otherwise, we have been advised the opinion of the SEC is that such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event a claim for indemnification against such liabilities (other than payment by us for expenses incurred or paid by a director, officer or controlling person of ours in successful defense of any action, suit, or proceeding) is asserted by a director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction, the question of whether such indemnification by it is against public policy in the Securities Act and will be governed by the final adjudication of such issue.

II-1

Item 16. Exhibits and Financial Statement Schedules.

The exhibits listed in the accompanying Exhibit Index are filed or incorporated by reference as part of this Registration Statement.

Item 17. Undertakings.

The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission (the “Commission”) pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however , that paragraphs (i), (ii) and (iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) If the Registrant is relying on Rule 430B:

(A) Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however , that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

II-2

(ii) If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however , that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of its annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the issue has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

II-3

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Clarence, New York, on this 10th day of October, 2014.

22nd CENTURY GROUP, INC.

By:	/s/ Joseph Pandolfino
Joseph Pandolfino
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated below on October 10, 2014. Each person whose signature appears below constitutes and appoints Joseph Pandolfino and Henry Sicignano III, and each of them individually, his true and lawful attorney-in-fact and agent, with full power of substitution and revocation, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and any additional registration statement to be filed pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, may lawfully do or cause to be done by virtue hereof.

Signature	Title

/s/ Joseph Pandolfino Joseph Pandolfino	Chief Executive Officer and Chairman (Principal Executive Officer)

/s/ John T. Brodfuehrer John T. Brodfuehrer	Chief Financial Officer (Principal Financial and Accounting Officer)

/s/ Henry Sicignano III Henry Sicignano III	President and Director

/s/ Joseph Alexander Dunn Joseph Alexander Dunn, Ph.D.	Director

/s/ James W. Cornell James W. Cornell	Director

/s/ Richard M. Sanders Richard M. Sanders	Director

II-4

EXHIBIT INDEX

Exhibit Number	Document Description

(4.1)	Amended and Restated Articles of Incorporation (incorporated herein by reference to Exhibit 3.2 of the Company’s Annual Report on Form 10-K for the year ended September 30, 2010).

(4.1.1)	Certificate of Amendment to Articles of Incorporation (incorporated by reference from Appendix A to the Company’s definitive proxy statement filed March 4, 2014).

(4.2)	Amended and Restated Bylaws (Incorporated herein by reference to Exhibit 3.2 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2013).

(4.3)	Form of Tranche 1A Warrant (incorporated by reference to Exhibit 4.1 of the Company’s Current Report on Form 8-K filed on September 30, 2014).

(4.4)	Form of Tranche 1B Warrant (incorporated by reference to Exhibit 4.2 of the Company’s Current Report on Form 8-K filed on September 30, 2014).

(4.5)	Form of Tranche 2 Warrant (incorporated by reference to Exhibit 4.3 of the Company’s Current Report on Form 8-K filed on September 30, 2014).

(4.6)	Form of Tranche 3 Warrant (incorporated by reference to Exhibit 4.4 of the Company’s Current Report on Form 8-K filed on September 30, 2014).

(5.1)	Opinion of Foley & Lardner LLP (including consent of counsel).

(10.1)	Registration Rights Agreement, dated September 17, 2014, by and between 22nd Century Group, Inc. and Crede CG III, Ltd. (incorporated by reference to Exhibit 10.1 of the Company’s Current Report on Form 8-K filed on September 18, 2014).

(23.1)	Consent of Foley & Lardner LLP (filed as part of Exhibit (5.1)).

(23.2)	Consent of Freed Maxick CPAs, P.C.

(24)	Powers of Attorney (included on signature page).